                                                                    EXHIBIT 5.1



                             MORRISON & FOERSTER LLP
                            San Francisco, California

                                  June 30, 2000



JDS Uniphase Corporation
163 Baypointe Parkway
San Jose, California 95134


Re: E-TEK Dynamics, Inc. 1997 Executive Equity Incentive Plan E-TEK Dynamics, Inc. 1997 Equity Incentive Plan
               E-TEK Dynamics, Inc. 1998 Director Option Plan
               E-TEK Dynamics, Inc. 1998 Stock Plan


Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on June 30, 2000, and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 23,225,941 shares of your common stock, $.001 par value (the "Common Stock"), which will be issuable under the above-referenced plans (collectively, the "Plans").

        As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the assumption of the Plans by JDS Uniphase Corporation, and such documents as we have deemed necessary to render this opinion, in connection with the acquisition of E-TEK Dynamics, Inc. by JDS Uniphase Corporation.

        Based upon the foregoing, it is our opinion that the Common Stock, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                            Very truly yours,


                                            MORRISON & FOERSTER LLP